UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 17, 2021
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 17, 2021 (the “Signing Date”), CAI International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mitsubishi HC Capital Inc., a Japanese corporation (“Parent” or “MHC”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, and, at the effective time of the Merger (the “Effective Time”):

•
each share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)) will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Common Merger Consideration”);

•
each share of the Company’s 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share, plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes; and

•
each share of the Company’s 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share, plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes.

In addition, as a result of the Merger:

•
each stock option that was granted pursuant to the Company’s equity incentive plans (the “Equity Incentive Plans”) that remains outstanding immediately prior to the Effective Time (each, an “Option”) that has a per share exercise price that is less than $56.00, will be cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of common stock subject to such Option multiplied by (y) the excess of the Common Merger Consideration over the applicable per share exercise price of the Option, subject to any applicable withholding taxes;

•
each restricted stock unit that was granted pursuant to the Equity Incentive Plans and remains outstanding immediately prior to the Effective Time (each, an “RSU”) and each RSU that was granted pursuant to an Equity Incentive Plan, that is subject to vesting in part based on the achievement of corporate performance goals that have not been satisfied as of immediately prior to the Effective Time and that remains outstanding immediately prior to the Effective Time (each, a “PRSU”), will be cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of common stock subject to the RSU or PRSU, subject to any applicable withholding taxes; and

•
each share of common stock that was issued under the Equity Incentive Plans that remains outstanding and unvested immediately prior to the Effective Time (each, an “RSA”) will become fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time and each such share of common stock will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes.

The Board of Directors of the Company (the “Board”) unanimously approved, and declared, the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement. Stockholders of the Company will be asked to vote on the approval of the Merger Agreement at a special meeting of the stockholders of the Company that will be held on a date to be announced in the future (the “Special Meeting”).

In addition, in connection with the Merger and in accordance with the Board’s authority under the Equity Incentive Plans, the Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option, PRSU, RSU and RSA to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time, including certain Options, RSUs, PRSUs and RSAs held by the members of the Board and the Company’s named executive officers, who collectively comprise all of the Company’s executive officers.

The closing of the Merger is subject to, among other conditions, (i) the adoption of the Merger Agreement by the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on such proposal at the Special Meeting as of the record date for the Special Meeting (the “Company Stockholder Approval”), (ii) the completion of the migration of the jurisdiction of certain subsidiaries of the Company from Bermuda and Barbados to limited liability companies under Delaware law, including the obtainment of certain contractual consents in connection therewith (the “Migration”), and (iii) receipt of key contractual consents in connection with the Merger. Consummation of the Merger is not subject to a financing condition.

In addition to the foregoing conditions, consummation of the Merger is also subject to various customary conditions, including, but not limited to, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, making such other filings with any other governmental entities that may be required under applicable regulatory laws of certain other countries and the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance with the covenants and agreements contained in the Merger Agreement as of the closing of the Merger.

The Company is subject to customary restrictions on its ability to solicit, initiate or knowingly take any action to facilitate or encourage Alternative Proposals (as defined in the Merger Agreement) from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding Alternative Proposals, with customary exceptions regarding the Board’s fiduciary duties under applicable law, including unsolicited Alternative Proposals (as defined in the Merger Agreement). The Board has agreed to recommend that the Company’s stockholders vote to adopt the Merger Agreement and the transactions contemplated thereby, including the merger, subject to certain customary exceptions regarding the Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), and provides that, upon termination of the Merger Agreement upon specified conditions, the Company will be required to pay Parent a termination fee of $35.0 million (the “Termination Fee”) or Parent may be required to pay the Company a termination fee of $35.0 million (the “Parent Termination Fee”). Upon any termination of the Merger Agreement in circumstances where the Termination Fee or the Parent Termination Fee is payable, the paying party will, in addition to payment of the Termination Fee or the Parent Termination Fee, as applicable, reimburse the receiving party for 100% of its out-of-pocket fees, costs, obligations owed to third parties and expenses (including reasonable fees and expenses of its counsel) actually incurred by it in connection with the consideration, negotiation or implementation of the Merger Agreement or the transactions contemplated thereby and other actions contemplated thereby in an amount not to exceed $5.0 million.

In addition, subject to certain exceptions and limitations set forth in the Merger Agreement, either party may terminate the Merger Agreement if the Merger is not consummated by February 28, 2022 (the “End Date”). Subject to certain conditions and limitations set forth in the Merger Agreement, the Merger Agreement also provides for the payment by the Company to Parent of the Termination Fee if, following the termination of the Merger Agreement by the Parent or Company under specified circumstances,  the Company consummates a transaction with respect to any Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to any Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course during the period between the Signing Date and the Effective Time, (2) not to engage in certain types of transactions during this period unless agreed to in writing by Parent, (3) to convene and hold the Special Meeting for the purpose of obtaining the Company Stockholder Approval, (4) subject to certain conditions, not to withdraw, amend, modify or materially qualify in a manner adverse to Parent, the recommendation of the Board that the Company’s stockholders approve the adoption of the Merger Agreement, (5) to use reasonable best efforts to defend through litigation on the merits any claim asserted in any court with respect to the transactions contemplated with respect to any required antitrust approval for the Merger, (6) to cooperate with Parent in connection with the financing for the Merger and (7) to complete the Migration.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2021, the Board appointed Timothy B. Page, who had been serving as the Company’s Interim President and Chief Executive Officer, to serve as the Company’s President and Chief Executive Officer, effective immediately. Mr. Page will continue to perform his duties as Chief Financial Officer of the Company in connection with this role.

The information required by Item 401 and Item 404(a) of Regulation S-K for Mr. Page, as applicable, is available in the Company’s proxy statement, filed with the SEC on April 21, 2021 (the “Annual Meeting Proxy Statement”), in connection with the Company’s 2021 annual meeting of stockholders, and such information is incorporated by reference herein. Mr. Page did not enter into any plan, contract, or arrangement, nor was there any change to Mr. Page’s compensation, in each case, in connection with his appointment as the Company’s President and Chief Executive Officer. Information regarding Mr. Page’s compensation and pre-existing employment agreement is available in the Annual Meeting Proxy Statement, and such information is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, the Board approved an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws (as amended to date, the “Bylaws”), effective June 17, 2021, to add an exclusive forum provision as a new Section 11.3 of the Bylaws.

The Bylaws Amendment provides that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim arising pursuant to any provision of the Company’s certificate of incorporation or the Bylaws or governed by the internal affairs doctrine.

In addition, the Bylaws Amendment provides that unless the Company consents in writing to the selection of an alternative forum, the federal district court for the District of Delaware (or if such court does not have jurisdiction over such action, any other federal district court of the United States), to the fullest extent permitted by law, shall be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933, as amended.

The foregoing summary of the Bylaws Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaws Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 8.01.	Other Events.

On June 17, 2021, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also, on June 17, 2021, the Company issued various communications to its employees and customers concerning the Merger Agreement and the proposed Merger. Copies of those communications are filed as Exhibit 99.2 and Exhibit 99.3 to this this Current Report on Form 8-K, respectively, each of which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated as of June 17, 2021, by and among Mitsubishi HC Capital Inc., Cattleya Acquisition Corp. and CAI International, Inc.
3.1	Amendment to Amended and Restated Bylaws of CAI International, Inc.
99.1	Press Release, dated June 17, 2021.
99.2	Letter to Employees, dated June 17, 2021.
99.3	Letter to Customers, dated June 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It:

This communication relates to the proposed Merger involving the Company. In connection with the proposed Merger, the Company will file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission (the “SEC”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.capps.com. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, Attention: Secretary, (415) 788-0100.

Participants in the Solicitation

The Company, MHC and certain of their respective directors, executive officers, certain other members of management and employees of the Company and MHC and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of stockholders, as filed with the SEC on April 21, 2021. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards and rights to other payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement with respect to the proposed Merger the Company will file with the SEC and furnish to the Company’s stockholders.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits furnished or filed herewith, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. All statements included in this Current Report on Form 8-K and the exhibits furnished or filed herewith, other than statements of historical fact, are forward-looking statements. Statements about the expected timing, completion and effects of the proposed Merger and related transactions and all other statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements. When used in this Current Report on Form 8-K and the exhibits furnished or filed herewith, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Merger on the terms described herein or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy the closing conditions in the Merger Agreement (including the Migration), (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the proposed Merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (5) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the proposed Merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the proposed Merger, including the timing of the consummation of the proposed Merger, (8) the outcome of any legal proceeding relating to the proposed Merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, including, but not limited to, those related to COVID-19, and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of the common stock.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: June 21, 2021	By:	/s/ Timothy B. Page
Name:	Timothy B. Page
Title:	President and Chief Executive Officer